GILEAD SCIENCES ANNOUNCES SECOND QUARTER 2023 FINANCIAL RESULTS
Product Sales Excluding Veklury Increased 11% Year-Over-Year to $6.3 billion
Biktarvy Sales Increased 17% Year-Over-Year to $3.0 billion
Oncology Sales Increased 38% Year-Over-Year to $728 million
Net Income Reflects $525 million Legal Settlement Accrual ($0.32 per share)
Foster City, CA, August 3, 2023 - Gilead Sciences, Inc. (Nasdaq: GILD) announced today its results of operations for the second quarter of 2023.
“It was another strong quarter for Gilead, with continued commercial and clinical momentum,” said Daniel O’Day, Gilead's Chairman and Chief Executive Officer. “11% year-over-year growth across our base business was driven by our diverse portfolio of therapies for HIV, Oncology, and Liver Disease. We received positive regulatory updates for six of our therapies and presented a large body of data on our pipeline, reinforcing our growing potential to help more patients and communities worldwide.”
Second Quarter 2023 Financial Results
•Total second quarter 2023 revenue increased 5% to $6.6 billion compared to the same period in 2022, primarily driven by increased sales in HIV and Oncology, partially offset by lower Veklury® (remdesivir) sales.
•Diluted Earnings Per Share (“EPS”) decreased to $0.83 for the second quarter of 2023 compared to $0.91 for the same period in 2022, mainly driven by a $525 million litigation accrual for settlements with certain plaintiffs in the HIV antitrust litigation, representing an unfavorable $0.32 impact to diluted EPS, as well as other higher operating costs and tax expense, partially offset by higher product revenues and unrealized gains on equity investments compared to unrealized losses in 2022.
•Non-GAAP diluted EPS decreased to $1.34 for the second quarter of 2023 compared to $1.58 for the same period in 2022, primarily driven by the litigation accrual referenced earlier, representing an unfavorable $0.32 impact to non-GAAP diluted EPS, as well as other higher operating costs, partially offset by higher product revenues.
•As of June 30, 2023, Gilead had $8.0 billion of cash, cash equivalents and marketable debt securities, up from $7.6 billion as of December 31, 2022.
•During the second quarter of 2023, Gilead generated $2.3 billion in operating cash flow.
•During the second quarter of 2023, Gilead paid dividends of $944 million and repurchased $150 million of common stock.
Product Sales Performance
Total second quarter 2023 product sales increased 7% to $6.6 billion compared to the same period in 2022. Total product sales, excluding Veklury, increased 11% to $6.3 billion in the second quarter of 2023 compared to the same period in 2022, primarily due to increased sales related to HIV, Cell Therapy and Trodelvy® (sacituzumab govitecan-hziy).

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HIV product sales increased 9% to $4.6 billion in the second quarter of 2023 compared to the same period in 2022, primarily driven by favorable pricing dynamics and higher demand, partially offset by lower channel inventory.
•Biktarvy® (bictegravir 50mg/emtricitabine 200mg (“FTC”)/tenofovir alafenamide 25mg (“TAF”)) sales increased 17% year-over-year in the second quarter of 2023, primarily driven by higher demand and favorable pricing dynamics, partially offset by lower channel inventory.
•Descovy® (FTC 200mg/TAF 25mg) sales increased 12% year-over-year in the second quarter of 2023, primarily driven by favorable pricing dynamics and higher demand, partially offset by lower channel inventory.
The Liver Disease portfolio sales, which includes chronic hepatitis C virus (“HCV”), chronic hepatitis B virus (“HBV”), and chronic hepatitis delta virus (“HDV”), increased 4% to $711 million in the second quarter of 2023 compared to the same period in 2022. The increase was primarily driven by higher demand, partially offset by unfavorable pricing dynamics.
Cell Therapy product sales increased 27% to $469 million in the second quarter of 2023 compared to the same period in 2022.
•Yescarta® (axicabtagene ciloleucel) sales increased 29% year-over-year to $380 million in the second quarter of 2023, primarily driven by strong demand in the second- and third-line settings for relapsed or refractory (“R/R”) large B-cell lymphoma (“LBCL”).
•Tecartus® (brexucabtagene autoleucel) sales increased 21% year-over-year to $88 million in the second quarter of 2023, primarily driven by increased demand in R/R adult acute lymphoblastic leukemia (“ALL”) and R/R mantle cell lymphoma (“MCL”).
Trodelvy sales increased by 63% to $260 million in the second quarter of 2023 compared to the same period in 2022, primarily driven by growing adoption in pre-treated HR+/HER2- metastatic breast cancer (“mBC”) in the United States.
Veklury sales decreased by 43% to $256 million for the second quarter of 2023 compared to the same period in 2022, primarily driven by lower rates of COVID-19 related hospitalizations in all regions. Veklury sales generally reflect COVID-19 related rates and severity of infections and hospitalizations, as well as the availability, uptake and effectiveness of vaccinations and alternative treatments for COVID-19.
Second Quarter 2023 Product Gross Margin, Operating Expenses and Effective Tax Rate
•Product gross margin was 78.0% for the second quarter of 2023 compared to 76.5% for the same period in 2022. Non-GAAP product gross margin was 86.9% for the second quarter of 2023 compared to 85.6% in the same period in 2022.
•Research and development (“R&D”) expenses and non-GAAP R&D expenses for the second quarter of 2023 were $1.4 billion compared to $1.1 billion in the same period in 2022. The increases in GAAP and non-GAAP R&D expenses were primarily driven by higher clinical activities.
•Acquired in-process R&D (“IPR&D”) expenses for the second quarter of 2023 were $236 million, primarily driven by the acquisition of XinThera, Inc. (“XinThera”) and the expanded collaboration with Arcus Biosciences, Inc. (“Arcus”).
•Selling, general and administrative (“SG&A”) expenses for the second quarter of 2023 were $1.8 billion compared to $1.4 billion in the same period in 2022. Non-GAAP SG&A expenses for the second quarter of 2023 were $1.8 billion compared to $1.3 billion in the same period in 2022. The increases in GAAP and non-GAAP SG&A expenses were primarily driven by the litigation accrual referenced earlier, as well as increased commercial activities in Oncology and HIV, partially offset by lower corporate expenses.
•The effective tax rate (“ETR”) for the second quarter of 2023 was 34.6% compared to 24.5% for the same period in 2022, primarily driven by a remeasurement of certain deferred tax liabilities. Non-GAAP ETR for the second quarter of 2023 was 21.0% compared to 19.3% for the same period in 2022.

August 3, 2023	3

Guidance and Outlook
For the full-year, Gilead expects:
•Total product sales between $26.3 billion and $26.7 billion, compared to $26.0 billion and $26.5 billion previously.
•Total product sales, excluding Veklury, between $24.6 billion and $25.0 billion, compared to $24.0 billion and $24.5 billion previously.
•Total Veklury sales of approximately $1.7 billion, compared to approximately $2.0 billion previously.
•Diluted earnings per share between $4.50 and $4.85, compared to $4.75 and $5.15 previously.
•Non-GAAP diluted earnings per share between $6.45 and $6.80, compared to $6.60 and $7.00 previously.
Additional information and a reconciliation between GAAP and non-GAAP financial information for the 2023 guidance is provided in the accompanying tables. Also see the Forward-Looking Statements described below. The financial guidance is subject to a number of risks and uncertainties, including uncertainty around the duration and magnitude of the COVID-19 pandemic.
Key Updates Since Our Last Quarterly Release
Virology
•Received U.S. Food and Drug Administration (“FDA”) and European Commission (“EC”) approval to extend the use of Veklury to treat COVID-19 in people with severe renal impairment, including those on dialysis.
•Presented data on Biktarvy at the International AIDS Society Conference that further demonstrate the safety and efficacy profile in different subgroups of people with HIV, such as virologically suppressed pregnant women. Also presented patient-reported outcomes from the Phase 2/3 CAPELLA study of lenacapavir in heavily treatment-experienced people with HIV as well as data from use of oral lenacapavir as a bridging regimen. Note that the use of lenacapavir for oral bridging is not approved by any regulatory authority.
•Presented new long-term data at the European Association for the Study of the Liver Congress 2023 from the MYR301 Phase 3 trial evaluating bulevirtide for HDV, showing improved response rates at Week 96 compared to Week 48. Additionally, abstracts across viral hepatitis and liver fibrosis were highlighted.
•Received full marketing authorization from the EC for Hepcludex® (bulevirtide) for the treatment of adults with chronic HDV and compensated liver disease. Hepcludex was initially granted conditional marketing authorization in July 2020. Bulevirtide remains the only approved treatment for HDV in the EU and is not approved in the U.S.
•Announced partnerships with the Clinton Health Access Initiative and Penta to improve treatment and adherence rates among children with HIV in low and middle income countries.
Oncology
•Received EC approval for Trodelvy as monotherapy for the treatment of adult patients with unresectable or metastatic HR+/HER2- mBC who have received endocrine-based therapy, and at least two additional systemic therapies in the advanced setting.
•Presented longer-term overall survival (“OS”) data from the Phase 3 TROPiCS-02 study evaluating Trodelvy in pre-treated HR+/HER2- mBC at the 2023 American Society of Clinical Oncology (“ASCO”) meeting, demonstrating durable and clinically meaningful improvement in median OS versus comparator chemotherapy. Data were also presented from a Phase 2 trial evaluating Trodelvy as a potential therapy in advanced endometrial cancer.

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•Presented OS data at ASCO from the Phase 3 ZUMA-7 trial of Yescarta in second-line R/R LBCL, which demonstrated significantly longer OS versus standard of care. Additionally, real-world evidence data for Tecartus in MCL were reported, which showed consistently high complete response and overall response rates, regardless of the type of prior treatment received.
•Presented data at the European Hematology Association Annual Congress evaluating Yescarta, Tecartus, and magrolimab in a number of hematologic malignancies.
•Received a recommendation from the National Institute for Health and Care Excellence in the United Kingdom for use of Yescarta in the second-line setting for diffuse LBCL and high-grade B-cell lymphoma, and Tecartus in R/R B-cell precursor ALL in England’s National Health Service.
•Announced, through Fosun Kite Biotechnology Co., Ltd., a joint venture between Kite and Shanghai Fosun Pharmaceutical (Group) Co., Ltd., the approval of axicabtagene ciloleucel (under the trade name Yikaida®) by the China National Medical Products Administration for the treatment of adult patients with R/R LBCL who failed first-line immunochemotherapy or relapsed within 12 months after first-line immunochemotherapy.
•Completed the transfer of Yescarta’s marketing authorization in Japan from Daiichi Sankyo Co., Ltd. (“Daiichi Sankyo”) to Gilead Sciences K.K.
•Announced data from an interim analysis at ASCO from the Phase 2 ARC-7 study of domvanalimab, zimberelimab and etrumadenant in first-line, metastatic PD-L1-high non-small cell lung cancer, demonstrating consistent improvement in progression-free survival and a clinically meaningful reduction in the risk of progression or death in the domvanalimab-containing arms, as compared to the zimberelimab monotherapy arm.
•Announced the Phase 3 ENHANCE trial of magrolimab in combination with azacitidine in higher-risk myelodysplastic syndromes was discontinued due to futility based on a planned analysis. Data from the trial will be presented at an upcoming medical meeting.
•Announced the acquisition of XinThera, adding additional pipeline assets including rights to a portfolio of small molecule inhibitors targeting PARP1 for oncology as well as MK2 for inflammatory diseases.
Inflammation
•Announced expansion of the Arcus collaboration to include research programs in inflammatory diseases.
Corporate
•Appointed Cindy Perettie as Executive Vice President of Kite, who joins with more than 20 years of scientific and commercial leadership experience in global biopharmaceutical organizations.
•The company’s Board of Directors declared a quarterly dividend of $0.75 per share of common stock for the third quarter of 2023. The dividend is payable on September 28, 2023, to stockholders of record at the close of business on September 15, 2023. Future dividends will be subject to Board approval.
Certain amounts and percentages in this press release may not sum or recalculate due to rounding.
Conference Call
At 2:00 p.m. Pacific Time today, Gilead will host a conference call to discuss Gilead’s results. A live webcast will be available on http://investors.gilead.com and will be archived on www.gilead.com for one year.

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Non-GAAP Financial Information
The information presented in this document has been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), unless otherwise noted as non-GAAP. Management believes non-GAAP information is useful for investors, when considered in conjunction with Gilead’s GAAP financial information, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Gilead’s operating results as reported under GAAP. Non-GAAP financial information generally excludes acquisition-related expenses including amortization of acquired intangible assets and inventory step-up charges, and other items that are considered unusual or not representative of underlying trends of Gilead’s business, fair value adjustments of equity securities and discrete and related tax charges or benefits associated with changes in tax related laws and guidelines. Although Gilead consistently excludes the amortization of acquired intangible assets from the non-GAAP financial information, management believes that it is important for investors to understand that such intangible assets were recorded as part of acquisitions and contribute to ongoing revenue generation. Non-GAAP measures may be defined and calculated differently by other companies in the same industry. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided in the accompanying tables.
About Gilead Sciences
Gilead Sciences, Inc. is a biopharmaceutical company that has pursued and achieved breakthroughs in medicine for more than three decades, with the goal of creating a healthier world for all people. The company is committed to advancing innovative medicines to prevent and treat life-threatening diseases, including HIV, viral hepatitis, coronavirus disease 2019 (“COVID-19”), and cancer. Gilead operates in more than 35 countries worldwide, with headquarters in Foster City, California.
Forward-Looking Statements
Statements included in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Gilead cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include those relating to: the impact of the COVID-19 pandemic on Gilead’s business, financial condition and results of operations; the development, manufacturing and distribution of Veklury as a treatment for COVID-19, including the uncertainty of the amount and timing of Veklury sales and Gilead’s ability to effectively manage the global supply and distribution of Veklury; Gilead’s ability to achieve its anticipated full year 2023 financial results; Gilead’s ability to make progress on any of its long-term ambitions or strategic priorities laid out in its corporate strategy; Gilead’s ability to accelerate or sustain revenues for its virology, oncology and other programs; Gilead’s ability to realize the potential benefits of acquisitions, collaborations or licensing arrangements, including the arrangements with XinThera and Arcus; patent protection and estimated loss of exclusivity for our products and product candidates; Gilead’s ability to initiate, progress or complete clinical trials within currently anticipated timeframes or at all, the possibility of unfavorable results from ongoing and additional clinical trials, including those involving Hepcludex, Tecartus, Trodelvy, Yescarta, domvanalimab, etrumadenant, magrolimab, and zimberelimab, and the risk that safety and efficacy data from clinical trials may not warrant further development of Gilead’s product candidates or the product candidates of Gilead’s strategic partners; Gilead’s ability to submit new drug applications for new product candidates or expanded indications in the currently anticipated timelines; Gilead’s ability to receive regulatory approvals in a timely manner or at all, and the risk that any such approvals, if granted, may be subject to significant limitations on use; Gilead’s ability to successfully commercialize its products; the risk of potential disruptions to the manufacturing and supply chain of Gilead’s products, including the risk that Kite may be unable to increase its manufacturing capacity, timely manufacture and deliver its products or produce an amount of supply sufficient to satisfy demand for such products; pricing and reimbursement pressures from government agencies and other third parties, including required rebates and other discounts; a larger than anticipated shift in payer mix to more highly discounted payer segments; market share and price erosion caused by the introduction of generic versions of Gilead products; the risk that physicians and patients may

August 3, 2023	6

not see advantages of these products over other therapies and may therefore be reluctant to prescribe the products, including Hepcludex, Tecartus, Trodelvy, Veklury and Yescarta; and other risks identified from time to time in Gilead’s reports filed with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, Gilead makes estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures. Gilead bases its estimates on historical experience and on various other market specific and other relevant assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. There may be other factors of which Gilead is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ significantly from these estimates. Further, results for the quarter ended June 30, 2023 are not necessarily indicative of operating results for any future periods. Gilead directs readers to its press releases, annual reports on Form 10-K, quarterly reports on Form 10-Q and other subsequent disclosure documents filed with the SEC. Gilead claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements.
The reader is cautioned that forward-looking statements are not guarantees of future performance and is cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements are based on information currently available to Gilead and Gilead assumes no obligation to update or supplement any such forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements.
# # #
Gilead owns or has rights to various trademarks, copyrights and trade names used in its business, including the following: GILEAD®, GILEAD SCIENCES®, KITETM, AMBISOME®, ATRIPLA®, BIKTARVY®, CAYSTON®, COMPLERA®, DESCOVY®, DESCOVY FOR PREP®, EMTRIVA®, EPCLUSA®, EVIPLERA®, GENVOYA®, HARVONI®, HEPCLUDEX®, HEPSERA®, JYSELECA®, LETAIRIS®, ODEFSEY®, RANEXA®, SOVALDI®, STRIBILD®, SUNLENCA® , TECARTUS®, TRODELVY®, TRUVADA®, TRUVADA FOR PREP®, TYBOST®, VEKLURY®, VEMLIDY®, VIREAD®, VOSEVI®, YESCARTA® and ZYDELIG®. This report may also refer to trademarks, service marks and trade names of other companies.
For more information on Gilead Sciences, Inc., please visit www.gilead.com or call the Gilead Public Affairs Department at 1-800-GILEAD-5 (1-800-445-3235).

CONTACTS:	Investors:	Jacquie Ross, CFA	investor_relations@gilead.com
	Media:	Ashleigh Koss	public_affairs@gilead.com

August 3, 2023	7

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except per share amounts)	2023	2022	2023	2022
Revenues:
Product sales	$6,564	$6,138	$12,870	$12,672
Royalty, contract and other revenues	35	122	81	178
Total revenues	6,599	6,260	12,951	12,850
Costs and expenses:
Cost of goods sold	1,442	1,442	2,843	2,866
Research and development expenses	1,407	1,102	2,854	2,280
Acquired in-process research and development expenses	236	330	717	338
In-process research and development impairment	—	—	—	2,700
Selling, general and administrative expenses	1,849	1,357	3,168	2,440
Total costs and expenses	4,934	4,231	9,581	10,624
Operating income	1,665	2,029	3,370	2,226
Interest expense	(230)	(242)	(459)	(480)
Other income (expense), net	152	(284)	(22)	(395)
Income before income taxes	1,588	1,503	2,888	1,351
Income tax expense	(549)	(368)	(865)	(204)
Net income	1,039	1,135	2,024	1,147
Net loss attributable to noncontrolling interest	6	9	32	16
Net income attributable to Gilead	$1,045	$1,144	$2,055	$1,163
Basic earnings per share attributable to Gilead	$0.84	$0.91	$1.65	$0.93
Shares used in basic earnings per share attributable to Gilead calculation	1,249	1,256	1,249	1,255
Diluted earnings per share attributable to Gilead	$0.83	$0.91	$1.63	$0.92
Shares used in diluted earnings per share attributable to Gilead calculation	1,258	1,260	1,260	1,261
Cash dividends declared per share	$0.75	$0.73	$1.50	$1.46

Research and development expenses as a % of revenues	21.3%	17.6%	22.0%	17.7%
Selling, general and administrative expenses as a % of revenues	28.0%	21.7%	24.5%	19.0%

August 3, 2023	8

GILEAD SCIENCES, INC.
TOTAL REVENUE SUMMARY
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
(in millions, except percentages)	2023	2022	Change	2023	2022	Change
Product sales:
HIV	$4,626	$4,228	9%	$8,816	$7,935	11%
Oncology	728	527	38%	1,398	947	48%
Liver Disease	711	682	4%	1,386	1,317	5%
Other	243	256	(5)%	442	493	(10)%
Total product sales excluding Veklury	6,308	5,693	11%	12,041	10,692	13%
Veklury	256	445	(43)%	829	1,980	(58)%
Total product sales	6,564	6,138	7%	12,870	12,672	2%
Royalty, contract and other revenues	35	122	(71)%	81	178	(54)%
Total revenues	$6,599	$6,260	5%	$12,951	$12,850	1%

August 3, 2023	9

GILEAD SCIENCES, INC.
NON-GAAP FINANCIAL INFORMATION(1)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
(in millions, except percentages)	2023	2022	Change	2023	2022	Change
Non-GAAP:
Cost of goods sold	$861	$886	(3)%	$1,732	$1,711	1%
Research and development expenses	$1,377	$1,102	25%	$2,816	$2,251	25%
Acquired IPR&D expenses	$236	$330	(29)%	$717	$338	NM
Selling, general and administrative expenses	$1,848	$1,272	45%	$3,166	$2,355	34%
Other income (expense), net	$83	$20	NM	$165	$5	NM
Diluted EPS	$1.34	$1.58	(15)%	$2.71	$3.70	(27)%

Product gross margin	86.9%	85.6%	131 bps	86.5%	86.5%	4 bps
Research and development expenses as a % of revenues	20.9%	17.6%	326 bps	21.7%	17.5%	422 bps
Selling, general and administrative expenses as a % of revenues	28.0%	20.3%	768 bps	24.4%	18.3%	612 bps
Operating margin	34.5%	42.7%	-815 bps	34.9%	48.2%	-1331 bps
Effective tax rate	21.0%	19.3%	173 bps	20.0%	18.8%	118 bps
________________________________
NM - Not Meaningful
(1)    Refer to Non-GAAP Financial Information section above for further disclosures on non-GAAP financial measures. A reconciliation between GAAP and non-GAAP financial information is provided in the tables on pages 10 - 11.

August 3, 2023	10

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except percentages and per share amounts)	2023	2022	2023	2022
Cost of goods sold reconciliation:
GAAP cost of goods sold	$1,442	$1,442	$2,843	$2,866
Acquisition-related – amortization(1)	(581)	(556)	(1,110)	(1,113)
Other(2)	—	—	—	(42)
Non-GAAP cost of goods sold	$861	$886	$1,732	$1,711

Product gross margin reconciliation:
GAAP product gross margin	78.0%	76.5%	77.9%	77.4%
Acquisition-related – amortization(1)	8.8%	9.1%	8.6%	8.8%
Other(2)	—%	—%	—%	0.3%
Non-GAAP product gross margin	86.9%	85.6%	86.5%	86.5%

Research and development expenses reconciliation:
GAAP research and development expenses	$1,407	$1,102	$2,854	$2,280
Acquisition-related – other costs(3)	(30)	—	(38)	(11)
Other(2)	—	—	—	(18)
Non-GAAP research and development expenses	$1,377	$1,102	$2,816	$2,251

IPR&D impairment reconciliation:
GAAP IPR&D impairment	$—	$—	$—	$2,700
IPR&D impairment	—	—	—	(2,700)
Non-GAAP IPR&D impairment	$—	$—	$—	$—

Selling, general and administrative expenses reconciliation:
GAAP selling, general and administrative expenses	$1,849	$1,357	$3,168	$2,440
Acquisition-related – other costs(3)	(1)	—	(2)	—
Other(2)	—	(85)	—	(85)
Non-GAAP selling, general and administrative expenses	$1,848	$1,272	$3,166	$2,355

Operating income reconciliation:
GAAP operating income	$1,665	$2,029	$3,370	$2,226
Acquisition-related – amortization(1)	581	556	1,110	1,113
Acquisition-related – other costs(3)	31	—	40	11
IPR&D impairment	—	—	—	2,700
Other(2)	—	85	—	145
Non-GAAP operating income	$2,277	$2,670	$4,521	$6,195

Operating margin reconciliation:
GAAP operating margin	25.2%	32.4%	26.0%	17.3%
Acquisition-related – amortization(1)	8.8%	8.9%	8.6%	8.7%
Acquisition-related – other costs(3)	0.5%	—%	0.3%	0.1%
IPR&D impairment	—%	—%	—%	21.0%
Other(2)	—%	1.4%	—%	1.1%
Non-GAAP operating margin	34.5%	42.7%	34.9%	48.2%

Other income (expense), net reconciliation:
GAAP other income (expense), net	$152	$(284)	$(22)	$(395)
(Gain) loss from equity securities, net	(69)	303	187	399
Non-GAAP other income (expense), net	$83	$20	$165	$5

August 3, 2023	11

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION - (Continued)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except percentages and per share amounts)	2023	2022	2023	2022
Effective tax rate reconciliation:
GAAP effective tax rate	34.6%	24.5%	29.9%	15.1%
Income tax effect of above non-GAAP adjustments and discrete and related tax adjustments(4)	(13.5)%	(5.2)%	(10.0)%	3.7%
Non-GAAP effective tax rate	21.0%	19.3%	20.0%	18.8%

Net income attributable to Gilead reconciliation:
GAAP net income attributable to Gilead	$1,045	$1,144	$2,055	$1,163
Acquisition-related – amortization(1)	461	442	884	885
Acquisition-related – other costs(3)	26	—	32	11
IPR&D impairment	—	—	—	2,057
Loss (gain) from equity securities, net	(70)	308	187	372
Discrete and related tax charges(4)	227	31	256	68
Other(2)	—	59	—	104
Non-GAAP net income attributable to Gilead	$1,688	$1,985	$3,414	$4,661

Diluted earnings per share reconciliation:
GAAP diluted earnings per share	$0.83	$0.91	$1.63	$0.92
Acquisition-related – amortization(1)	0.37	0.35	0.70	0.70
Acquisition-related – other costs(3)	0.02	—	0.03	0.01
IPR&D impairment	—	—	—	1.63
Loss (gain) from equity securities, net	(0.06)	0.24	0.15	0.30
Discrete and related tax charges(4)	0.18	0.02	0.20	0.05
Other(2)	—	0.05	—	0.08
Non-GAAP diluted earnings per share	$1.34	$1.58	$2.71	$3.70

Non-GAAP adjustment summary:
Cost of goods sold adjustments	$581	$556	$1,110	$1,155
Research and development expenses adjustments	30	—	38	29
IPR&D impairment adjustments	—	—	—	2,700
Selling, general and administrative expenses adjustments	1	85	2	85
Total non-GAAP adjustments to costs and expenses	612	641	1,150	3,968
Other income (expense), net, adjustments	(69)	303	187	399
Total non-GAAP adjustments before income taxes	543	945	1,338	4,368
Income tax effect of non-GAAP adjustments above	(126)	(135)	(235)	(938)
Discrete and related tax charges(4)	227	31	256	68
Total non-GAAP adjustments after tax	$644	$841	$1,358	$3,498
______________________________
(1)    Relates to amortization of acquired intangibles and inventory step-up charges.
(2)    Adjustments to Cost of goods sold and Research and development expenses primarily include various restructuring expenses during the first quarter of 2022. Adjustments to Selling, general and administrative expenses include donations to the Gilead Foundation, a California nonprofit organization, during the second quarter of 2022.
(3)    Adjustments include employee-related expenses, contingent consideration fair value adjustments and other expenses associated with Gilead’s acquisitions of MYR GmbH, MiroBio, Ltd., Tmunity Therapeutics, Inc. and XinThera, Inc.
(4)    Represents discrete and related deferred tax charges or benefits primarily associated with acquired intangible assets and transfers of intangible assets from a foreign subsidiary to Ireland and the United States.

August 3, 2023	12

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP 2023 FULL-YEAR GUIDANCE(1)
(unaudited)

(in millions, except percentages and per share amounts)	Provided February 2, 2023	Updated April 27, 2023	Updated August 3, 2023
Projected product gross margin GAAP to non-GAAP reconciliation:
GAAP projected product gross margin	79.0%	77.0%	77.0%
Acquisition-related expenses	~ 7%	~ 9%	~ 9%
Non-GAAP projected product gross margin	86.0%	86.0%	86.0%

Projected operating income GAAP to non-GAAP reconciliation:
GAAP projected operating income	$9,200 - $9,800	$8,600 - $9,200	$8,000 - $8,500
Acquisition-related expenses	~ 1,800	~ 2,400	~ 2,400
Non-GAAP projected operating income	$11,000 - $11,600	$11,000 - $11,600	$10,400 - $10,900

Projected effective tax rate GAAP to non-GAAP reconciliation:
GAAP projected effective tax rate	~ 22%	~ 22%	~ 21%
Discrete and related tax adjustments, and income tax effect of adjustments above and fair value adjustments of equity securities	(~ 2%)	(~ 2%)	(~ 4%)
Non-GAAP projected effective tax rate	~ 20%	~ 20%	~ 17%

Projected diluted EPS GAAP to non-GAAP reconciliation:
GAAP projected diluted EPS	$5.30 - $5.70	$4.75 - $5.15	$4.50 - $4.85
Acquisition-related expenses, fair value adjustments of equity securities and discrete and related tax adjustments	~ 1.30	~ 1.85	~ 1.95
Non-GAAP projected diluted EPS	$6.60 - $7.00	$6.60 - $7.00	$6.45 - $6.80
________________________________
(1)    Our full-year guidance excludes the potential impact of any (i) acquisitions or business development transactions that have not been executed, (ii) future fair value adjustments of equity securities and (iii) discrete tax charges or benefits associated with changes in tax related laws and guidelines that have not been enacted, as Gilead is unable to project such amounts. The non-GAAP full-year guidance includes non-GAAP adjustments to actual current period results as well as adjustments for the known future impact associated with events that have already occurred, such as future amortization of our intangible assets and the future impact of discrete and related deferred tax charges or benefits primarily associated with acquired intangible assets and transfers of intangible assets from a foreign subsidiary to Ireland and the United States.

August 3, 2023	13

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	June 30,	December 31,
(in millions)	2023	2022
Assets
Cash, cash equivalents and marketable debt securities	$8,001	$7,630
Accounts receivable, net	4,229	4,777
Inventories	3,181	2,820
Property, plant and equipment, net	5,540	5,475
Intangible assets, net	27,750	28,894
Goodwill	8,314	8,314
Other assets	5,322	5,262
Total assets	$62,337	$63,171
Liabilities and Stockholders’ Equity
Current liabilities	$13,964	$11,237
Long-term liabilities	27,279	30,725
Stockholders’ equity(1)	21,094	21,209
Total liabilities and stockholders’ equity	$62,337	$63,171
________________________________
(1)    As of June 30, 2023 and December 31, 2022, there were 1,247 shares of common stock issued and outstanding.

August 3, 2023	14

GILEAD SCIENCES, INC.
SELECTED CASH FLOW INFORMATION
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions)	2023	2022	2023	2022
Net cash provided by operating activities	$2,337	$1,802	$4,082	$3,642
Net cash used in investing activities	(483)	(308)	(1,309)	(1,378)
Net cash used in financing activities	(1,101)	(1,003)	(2,507)	(2,797)
Effect of exchange rate changes on cash and cash equivalents	14	(48)	26	(66)
Net change in cash and cash equivalents	768	443	292	(599)
Cash and cash equivalents at beginning of period	4,936	4,296	5,412	5,338
Cash and cash equivalents at end of period	$5,704	$4,739	$5,704	$4,739

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions)	2023	2022	2023	2022
Net cash provided by operating activities	$2,337	$1,802	$4,082	$3,642
Capital expenditures	(139)	(143)	(248)	(390)
Free cash flow(1)	$2,199	$1,659	$3,834	$3,252
________________________________
(1)    Free cash flow is a non-GAAP liquidity measure. Please refer to our disclosures in the Non-GAAP Financial Information section above.

August 3, 2023	15

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions)	2023	2022	2023	2022
HIV
Biktarvy – U.S.	$2,439	$2,095	$4,600	$3,801
Biktarvy – Europe	302	268	606	529
Biktarvy – Other International	237	193	449	376
	2,979	2,556	5,656	4,707

Complera / Eviplera – U.S.	13	20	27	37
Complera / Eviplera – Europe	16	31	37	55
Complera / Eviplera – Other International	3	3	6	7
	32	54	70	99

Descovy – U.S.	460	397	855	708
Descovy – Europe	25	32	50	64
Descovy – Other International	31	32	60	63
	516	460	965	834

Genvoya – U.S.	455	482	872	939
Genvoya – Europe	56	72	111	149
Genvoya – Other International	29	29	58	76
	540	582	1,041	1,164

Odefsey – U.S.	267	255	497	487
Odefsey – Europe	74	97	149	193
Odefsey – Other International	11	12	22	23
	351	364	668	703

Stribild – U.S.	19	24	39	46
Stribild – Europe	5	8	11	16
Stribild – Other International	2	2	4	5
	26	33	55	66

Truvada – U.S.	32	24	55	52
Truvada – Europe	3	5	7	9
Truvada – Other International	7	5	12	11
	42	34	74	72

Revenue share – Symtuza(1) – U.S.	84	80	182	166
Revenue share – Symtuza(1) – Europe	33	42	70	86
Revenue share – Symtuza(1) – Other International	3	4	7	6
	120	126	259	258

Other HIV(2) – U.S.	10	5	15	10
Other HIV(2) – Europe	7	9	8	13
Other HIV(2) – Other International	3	4	6	9
	20	18	29	33

Total HIV – U.S.	3,778	3,383	7,142	6,245
Total HIV – Europe	521	562	1,049	1,112
Total HIV – Other International	326	282	624	577
	4,626	4,228	8,816	7,935

August 3, 2023	16

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY - (Continued)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions)	2023	2022	2023	2022
Oncology
Cell Therapy
Tecartus – U.S.	56	53	114	100
Tecartus – Europe	29	20	56	35
Tecartus – Other International	4	—	6	1
	88	73	177	136

Yescarta – U.S.	217	193	427	318
Yescarta – Europe	133	85	254	162
Yescarta – Other International	30	17	58	26
	380	295	739	506

Total Cell Therapy – U.S.	272	246	542	418
Total Cell Therapy – Europe	162	105	310	197
Total Cell Therapy – Other International	34	17	65	27
	469	368	916	642

Trodelvy
Trodelvy – U.S.	189	120	351	240
Trodelvy– Europe	53	35	107	61
Trodelvy – Other International	17	3	23	5
	260	159	482	305

Total Oncology – U.S.	462	366	893	658
Total Oncology – Europe	215	141	417	258
Total Oncology – Other International	51	21	88	32
	728	527	1,398	947
Liver Disease
HCV
Ledipasvir / Sofosbuvir(3) – U.S.	8	6	12	19
Ledipasvir / Sofosbuvir(3) – Europe	2	4	9	8
Ledipasvir / Sofosbuvir(3) – Other International	5	13	10	31
	15	23	30	58

Sofosbuvir / Velpatasvir(4) – U.S.	223	227	427	389
Sofosbuvir / Velpatasvir(4) – Europe	84	75	174	157
Sofosbuvir / Velpatasvir(4) – Other International	90	74	181	159
	397	376	782	706

Other HCV(5) – U.S.	28	30	51	54
Other HCV(5) – Europe	9	16	27	24
Other HCV(5) – Other International	3	3	6	5
	40	49	85	83

Total HCV – U.S.	259	263	491	462
Total HCV – Europe	95	94	209	189
Total HCV – Other International	98	91	197	196
	452	448	897	847

August 3, 2023	17

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY - (Continued)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions)	2023	2022	2023	2022
HBV/HDV
Vemlidy – U.S.	96	97	183	177
Vemlidy – Europe	10	9	19	18
Vemlidy – Other International	113	89	216	199
	219	195	418	394

Viread – U.S.	1	3	1	3
Viread – Europe	6	6	12	12
Viread – Other International	14	15	28	32
	21	24	40	47

Other HBV/HDV(6) – Europe	20	15	31	28
	20	16	31	28

Total HBV/HDV – U.S.	97	100	183	180
Total HBV/HDV – Europe	35	30	62	57
Total HBV/HDV – Other International	127	104	244	232
	259	234	489	470

Total Liver Disease – U.S.	356	363	674	642
Total Liver Disease – Europe	131	124	271	247
Total Liver Disease – Other International	225	195	441	427
	711	682	1,386	1,317
Veklury
Veklury – U.S.	97	41	349	843
Veklury – Europe	52	126	163	430
Veklury – Other International	107	278	317	708
	256	445	829	1,980
Other
AmBisome – U.S.	20	15	27	40
AmBisome – Europe	69	63	129	129
AmBisome – Other International	61	54	111	107
	151	132	267	275

Letairis – U.S.	39	49	70	92

Other(7) – U.S.	26	37	56	63
Other(7) – Europe	10	26	22	41
Other(7) – Other International	17	13	26	22
	53	76	105	125

Total Other – U.S.	85	101	153	195
Total Other – Europe	80	88	152	169
Total Other – Other International	78	67	137	129
	243	256	442	493

Total product sales – U.S.	4,777	4,254	9,211	8,582
Total product sales – Europe	999	1,042	2,052	2,216
Total product sales – Other International	788	842	1,607	1,873
	$6,564	$6,138	$12,870	$12,672
______________________________
(1)    Represents Gilead’s revenue from cobicistat (“C”), FTC and TAF in Symtuza (darunavir/C/FTC/TAF), a fixed dose combination product commercialized by Janssen Sciences Ireland Unlimited Company.
(2)    Includes Atripla, Emtriva, Sunlenca and Tybost.
(3)    Amounts consist of sales of Harvoni and the authorized generic version of Harvoni sold by Gilead’s separate subsidiary, Asegua Therapeutics LLC.
(4)    Amounts consist of sales of Epclusa and the authorized generic version of Epclusa sold by Gilead’s separate subsidiary, Asegua Therapeutics LLC.
(5)    Includes Vosevi and Sovaldi.
(6)    Includes Hepcludex and Hepsera.
(7)    Includes Cayston, Jyseleca, Ranexa and Zydelig.